Exhibit 5.11

August 11, 2014

Omega Healthcare Investors, Inc.
200 International Circle; Suite 3500
Hunt Valley, Maryland 21030

Re:	Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Mississippi (the “State”) for (i) Dixie White House Nursing Home, Inc., a Mississippi corporation (“Dixie White House”); (ii) Ocean Springs Nursing Home, Inc., a Mississippi corporation (“Ocean Springs”); (iii) Skyler Florida, Inc., a Mississippi corporation (“Skyler Florida”); and (iv) Skyler Boyington, Inc., a Mississippi corporation (“Skyler Boyington” and, together with Dixie White House, Ocean Springs, and Skyler Florida, the “Mississippi Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Omega Healthcare Investors, Inc. (the “Parent”) and by the subsidiary guarantors listed on Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of the Parent’s registered 4.950% Senior Notes due 2024 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 4.950% Senior Notes due 2024 issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of March 11, 2014 (the “Original Indenture”), among the Parent, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of June 27, 2014 (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We call your attention to the fact that we do not represent the Mississippi Guarantors on a regular basis and that we have represented the Mississippi Guarantors only in a limited capacity in connection with certain specific matters as to which we were consulted by the Mississippi Guarantors and we have not been engaged for any other purposes, and there may exist matters of a legal nature which could have a bearing on the Exchange Offer and the transactions related thereto with respect to which we have not been consulted.

Post Office Box 6010 Ridgeland, Mississippi 39158	T 601.985.5711 F 601.985.4500 www.butlersnow.com	1020 Highland Colony Parkway Suite 1400 Ridgeland, Mississippi 39157

Butler Snow LLP

Omega Healthcare Investors, Inc.
August 11, 2014

In connection with this opinion, we have reviewed the following documents (items 1 through 4, inclusive, below are collectively referred to herein as the “Transaction Documents”):

1.	the Registration Statement (including all exhibits thereto);

2.	an executed copy of the Indenture, including the form of the guarantees of the Exchange Notes (each, a “Guarantee,” and collectively, the “Guarantees”) provided for therein;

3.	executed copies of the Initial Notes;

4.	the form of the Exchange Notes;

5.	Certificate dated August 11, 2014 of the Secretary of the Guarantors and certain other entities named therein certifying:

(a)	Restated Articles of Incorporation of Dixie White House as being in effect on the date of such certificate;

(b)	Bylaws of Dixie White House as being in effect on the date of such certificate;

(c)	Restated Articles of Incorporation of Ocean Springs as being in effect on the date of such certificate;

(d)	Bylaws of Ocean Springs as being in effect on the date of such certificate;

(e)	Restated Articles of Incorporation of Skyler Florida as being in effect on the date of such certificate;

(f)	Bylaws of Skyler Florida as being in effect on the date of such certificate;

(g)	Restated Articles of Incorporation of Skyler Boyington as being in effect on the date of such certificate;

(h)	Bylaws of Skyler Boyington as being in effect on the date of such certificate;

(i)
Resolutions adopted by the boards of directors of each Mississippi Guarantor and certain other entities named therein relating to the Transaction Documents and the transactions contemplated thereby, as being in effect on the date of such certificate; and

(j)	The incumbency and specimen signatures of certain officers of each Mississippi Guarantor and such other entities named therein; and

Omega Healthcare Investors, Inc.
August 11, 2014

6.
Separate Certificates issued by the Secretary of State of the State of Mississippi each dated June 13, 2014 and addressing the legal existence of the following entities (together, the “Certificates of Existence”):

(a)	Dixie White House;

(b)	Ocean Springs;

(c)	Skyler Florida; and

(d)	Skyler Boyington.

We have also examined such certificates of public officials and of officers of the Mississippi Guarantors and other documents and records and such questions of law as we have deemed necessary as a basis for the opinions set forth below.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  As to various facts material to the opinions set forth herein, we have relied upon the statements and representations made in the Registration Statement and the Indenture and upon such certificates of public officials and of officers of the Mississippi Guarantors, which facts we have not independently verified.  In rendering our opinion herein, we have relied upon the Certificates of Existence for the conclusions that each Mississippi Guarantor was duly formed and is validly existing.

For purposes of this opinion, we have assumed that:

1.           Each Transaction Document, was duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of, the parties thereto other than the Mississippi Guarantors;

2.           Consideration for the Transaction Documents has been delivered to the Mississippi Guarantors and is legally sufficient;

3.           There are no written or oral terms and conditions agreed to by, or course of conduct or dealings between any of the parties to the Transaction Documents that amend, delete, supplement, alter or otherwise vary the express terms of any of the Transaction Documents;

4.           The Transaction Documents, as executed and delivered, conform in all material respects to the drafts delivered to us, with all blank spaces appropriately completed and all appropriate exhibits attached; and

5.           Each party has acted in good faith and without notice of any defense against the enforcement of any rights created by the transactions contemplated by the Transaction Documents, and that the parties will act at all times in good faith and in a commercially reasonable manner.

The opinions set forth herein are limited to the law of the State, and we express no opinion herein as to the law of any other jurisdiction.  Notwithstanding any governing law provisions contained in the Transactions Documents choosing New York law, we have for purposes of this opinion letter assumed that the courts will apply the laws of the State of Mississippi to the interpretation, construction and enforcement of the Transaction Documents.

Omega Healthcare Investors, Inc.
August 11, 2014

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (a) the Registration Statement has become effective under the Act, (b) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Exchange Notes (in the form examined by us) have been duly executed and delivered by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes, and (d) the Guarantees (in the form examined by us) have been duly executed and delivered by the Guarantors, each in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, each Guarantee executed by a Mississippi Guarantor will constitute a valid and binding obligation of the Mississippi Guarantor that is a party thereto.

The opinion set forth above are subject to the following qualifications and limitations:

1.           Our opinion herein is (a) limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting generally the rights or remedies of creditors or the obligations of debtors and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.           We call to your attention the fact that the Mississippi Supreme Court has not addressed the issue of enforceability of a contractual choice of law provision, however the United States Court of Appeals for the Fifth Circuit in FMC Finance Corp. v. Murphee, 632 F.2d 413 (5th Cir. 1980) applied Erie analysis to conclude that Mississippi law recognizes that parties may legitimately control the choice of substantive law in a contract as long as the state law selected bears a rational relation to the transaction, and we rely on that decision to the extent our opinion relates to the enforceability of the contractual choice of New York law.  While the matter is not free from doubt, a state or federal court in the State applying State choice of law rules should give effect to the choice of law provisions of those Transaction Documents that choose the laws of New York except where (a) such court determines that the State of New York does not have sufficient contact to the parties to such Transaction Documents or the transaction contemplated by such Transaction Documents or (b) the result obtained from the application of the law of the State of New York would be contrary to the public policy or prejudicial to the interests of the State.

Omega Healthcare Investors, Inc.
August 11, 2014

3.           We express no opinion as to any of the following to the extent relevant to the Guarantees of the Mississippi Guarantors: (a) any provision in the Transaction Documents that excludes, waives or limits the liability of any party (i) for its own gross fault, intentional fault or for causing physical injury to the other party, (ii) for the released or indemnified’s party’s negligence, where the release or indemnity does not expressly include liability arising out of such negligence, or (iii) that requires indemnification for the indemnified party’s failure to comply with limitations or requirements of applicable law; (b) any provision in the Transaction Documents prohibiting the non-written modification of such documents; (c) as to whether or not any party to the Transaction Documents is in compliance with any covenants, representations or warranties contained in the Transaction Documents; (d) any provision in the Transaction Documents waiving unknown rights or defenses; (e) any provision requiring the payment of attorneys’ fees and expenses, in an amount in excess of reasonable attorneys’ fees and expenses actually incurred; (f) any provision purporting to shorten any statute of limitations, or waiving in advance any defense with respect to any statute of limitations; (g) any provision of the Transaction Documents granting the Trustee or any Holder the unilateral right or discretion to determine standards or requirements for performance not expressly enumerated in the Transaction Documents; (h) any provision providing for equitable remedies such as specific performance or injunctive relief; (i) any provision of the Transaction Documents which: (i) establish, waive, or define rights relating to exculpation, waiver, or ratification of future acts or conversion;  (ii) conflict with the provisions of Miss. Code § 75-17-27, which prohibit the assessment of a late payment charge in excess of $5.00 or four percent (4%) of the amount of any delinquency, whichever is greater, and which prohibits any such late payment charge unless such delinquency is more than  fifteen (15) days past due; or (iii) waive or release the right of a debtor, following acceleration of the obligations upon default, to reinstate an installment schedule by tender of past due amounts and certain expenses; and (j) the application of or compliance with: (i) statutes, administrative decisions, rules or regulations of any county, municipality, or special political subdivision or other local authority; (ii) ERISA laws, rules and regulations; or (iii) federal or state taxation, banking, anti-trust, securities or “blue sky” laws, rules or regulations.

This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. In every instance in this opinion where we have relied on a document prepared, conclusion drawn, or certification made, by another person or entity, we have made no investigation of that other person or entity for purposes of corroborating the accuracy of any information or representations provided to us by that other person or entity; however, we have no knowledge of any facts which would lead us to believe such matters to be untrue or inaccurate.

This opinion letter is made as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, without limitation, any changes in Mississippi law.  Insofar as the opinions herein relate to any actions to be taken after the date of this letter, the opinions are limited to the facts as they exist and the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

Butler Snow LLP

Omega Healthcare Investors, Inc.
August 11, 2014

Schedule I

Guarantors

1200 Ely Street Holdings Co. LLC	CSE Huntingdon LLC
13922 Cerise Avenue, LLC	CSE Huntsville LLC
2425 Teller Avenue, LLC	CSE Indianapolis-Continental LLC
245 East Wilshire Avenue, LLC	CSE Indianapolis-Greenbriar LLC
3806 Clayton Road, LLC	CSE Jacinto City LLC
42235 County Road Holdings Co. LLC	CSE Jefferson City LLC
48 High Point Road, LLC	CSE Jeffersonville-Hillcrest Center LLC
523 Hayes Lane, LLC	CSE Jeffersonville-Jennings House LLC
637 East Romie Lane, LLC	CSE Kerrville LLC
Arizona Lessor - Infinia, Inc.	CSE King L.P.
Bayside Colorado Healthcare Associates, Inc.	CSE Kingsport LLC
Bayside Street II, Inc.	CSE Knightdale L.P.
Bayside Street, Inc.	CSE Lake City LLC
Canton Health Care Land, Inc.	CSE Lake Worth LLC
Carnegie Gardens LLC	CSE Lakewood LLC
CFG 2115 Woodstock Place LLC	CSE Las Vegas LLC
Colonial Gardens, LLC	CSE Lawrenceburg LLC
Colorado Lessor - Conifer, Inc.	CSE Lenoir L.P.
CSE Albany LLC	CSE Lexington Park LLC
CSE Amarillo LLC	CSE Lexington Park Realty LLC
CSE Arden L.P.	CSE Ligonier LLC
CSE Augusta LLC	CSE Live Oak LLC
CSE Bedford LLC	CSE Lowell LLC
CSE Blountville LLC	CSE Marianna Holdings LLC
CSE Bolivar LLC	CSE Memphis LLC
CSE Cambridge LLC	CSE Mobile LLC
CSE Cambridge Realty LLC	CSE Moore LLC
CSE Camden LLC	CSE North Carolina Holdings I LLC
CSE Canton LLC	CSE North Carolina Holdings II LLC
CSE Casablanca Holdings II LLC	CSE Omro LLC
CSE Casablanca Holdings LLC	CSE Orange Park LLC
CSE Cedar Rapids LLC	CSE Orlando-Pinar Terrace Manor LLC
CSE Centennial Village	CSE Orlando-Terra Vista Rehab LLC
CSE Chelmsford LLC	CSE Pennsylvania Holdings
CSE Chesterton LLC	CSE Piggott LLC
CSE Claremont LLC	CSE Pilot Point LLC
CSE Corpus North LLC	CSE Pine View LLC
CSE Denver Iliff LLC	CSE Ponca City LLC
CSE Denver LLC	CSE Port St. Lucie LLC
CSE Douglas LLC	CSE Richmond LLC
CSE Elkton LLC	CSE Ripley LLC
CSE Elkton Realty LLC	CSE Ripon LLC
CSE Fairhaven LLC	CSE Safford LLC
CSE Fort Wayne LLC	CSE Salina LLC
CSE Frankston LLC	CSE Seminole LLC
CSE Georgetown LLC	CSE Shawnee LLC
CSE Green Bay LLC	CSE Spring Branch LLC
CSE Hilliard LLC	CSE Stillwater LLC

Omega Healthcare Investors, Inc.
August 11, 2014

CSE Taylorsville LLC	OHI Asset (FL), LLC
CSE Texarkana LLC	OHI Asset (GA) Macon, LLC
CSE Texas City LLC	OHI Asset (GA) Moultrie, LLC
CSE The Village LLC	OHI Asset (GA) Snellville, LLC
CSE Upland LLC	OHI Asset (ID) Holly, LLC
CSE Walnut Cove L.P.	OHI Asset (ID) Midland, LLC
CSE West Point LLC	OHI Asset (ID), LLC
CSE Whitehouse LLC	OHI Asset (IL), LLC
CSE Williamsport LLC	OHI Asset (IN) American Village, LLC
CSE Winter Haven LLC	OHI Asset (IN) Anderson, LLC
CSE Woodfin L.P.	OHI Asset (IN) Beech Grove, LLC
CSE Yorktown LLC	OHI Asset (IN) Clarksville, LLC
Delta Investors I, LLC	OHI Asset (IN) Clinton, LLC
Delta Investors II, LLC	OHI Asset (IN) Connersville, LLC
Desert Lane LLC	OHI Asset (IN) Crown Point, LLC
Dixie White House Nursing Home, Inc.	OHI Asset (IN) Eagle Valley, LLC
Dixon Health Care Center, Inc.	OHI Asset (IN) Elkhart, LLC
Encanto Senior Care, LLC	OHI Asset (IN) Forest Creek, LLC
Florida Lessor – Meadowview, Inc.	OHI Asset (IN) Fort Wayne, LLC
Florida Real Estate Company, LLC	OHI Asset (IN) Franklin, LLC
Georgia Lessor - Bonterra/Parkview, Inc.	OHI Asset (IN) Greensburg, LLC
Greenbough, LLC	OHI Asset (IN) Indianapolis, LLC
Hutton I Land, Inc.	OHI Asset (IN) Jasper, LLC
Hutton II Land, Inc.	OHI Asset (IN) Kokomo, LLC
Hutton III Land, Inc.	OHI Asset (IN) Lafayette, LLC
Indiana Lessor – Wellington Manor, Inc.	OHI Asset (IN) Madison, LLC
LAD I Real Estate Company, LLC	OHI Asset (IN) Monticello, LLC
Leatherman 90-1, Inc.	OHI Asset (IN) Noblesville, LLC
Leatherman Partnership 89-1, Inc.	OHI Asset (IN) Rosewalk, LLC
Leatherman Partnership 89-2, Inc.	OHI Asset (IN) Salem, LLC
Meridian Arms Land, Inc.	OHI Asset (IN) Seymour, LLC
North Las Vegas LLC	OHI Asset (IN) Spring Mill, LLC
NRS Ventures, L.L.C.	OHI Asset (IN) Terre Haute, LLC
Ocean Springs Nursing Home, Inc.	OHI Asset (IN) Wabash, LLC
OHI (Connecticut), Inc.	OHI Asset (IN) Westfield, LLC
OHI (Illinois), Inc.	OHI Asset (IN) Zionsville, LLC
OHI (Indiana), Inc.	OHI Asset (LA), LLC
OHI (Iowa), Inc.	OHI Asset (MD), LLC
OHI Asset (AR) Ash Flat, LLC	OHI Asset (MI) Heather Hills, LLC
OHI Asset (AR) Camden, LLC	OHI Asset (MI), LLC
OHI Asset (AR) Conway, LLC	OHI Asset (MO), LLC
OHI Asset (AR) Des Arc, LLC	OHI Asset (MS) Byhalia, LLC
OHI Asset (AR) Hot Springs, LLC	OHI Asset (MS) Cleveland, LLC
OHI Asset (AR) Malvern, LLC	OHI Asset (MS) Clinton, LLC
OHI Asset (AR) Mena, LLC	OHI Asset (MS) Columbia, LLC
OHI Asset (AR) Pocahontas, LLC	OHI Asset (MS) Corinth, LLC
OHI Asset (AR) Sheridan, LLC	OHI Asset (MS) Greenwood, LLC
OHI Asset (AR) Walnut Ridge, LLC	OHI Asset (MS) Grenada, LLC
OHI Asset (AZ) Austin House, LLC	OHI Asset (MS) Holly Springs, LLC
OHI Asset (CA), LLC	OHI Asset (MS) Indianola, LLC
OHI Asset (CO), LLC	OHI Asset (MS) Natchez, LLC
OHI Asset (CT) Lender, LLC	OHI Asset (MS) Picayune, LLC
OHI Asset (FL) Lake Placid, LLC	OHI Asset (MS) Vicksburg, LLC
OHI Asset (FL) Lender, LLC	OHI Asset (MS) Yazoo City, LLC

Omega Healthcare Investors, Inc.
August 11, 2014

OHI Asset (NC) Wadesboro, LLC	OHI Asset (WA) Battle Ground, LLC
OHI Asset (OH) Lender, LLC	OHI Asset (WV) Danville, LLC
OHI Asset (OH), LLC	OHI Asset (WV) Ivydale, LLC
OHI Asset (OR) Portland, LLC	OHI Asset CSB LLC
OHI Asset (PA) Trust	OHI Asset CSE – E, LLC
OHI Asset (PA), LLC	OHI Asset CSE – U, LLC
OHI Asset (SC) Aiken, LLC	OHI Asset HUD CFG, LLC
OHI Asset (SC) Anderson, LLC	OHI Asset HUD Delta, LLC
OHI Asset (SC) Easley Anne, LLC	OHI Asset HUD SF CA, LLC
OHI Asset (SC) Easley Crestview, LLC	OHI Asset HUD SF, LLC
OHI Asset (SC) Edgefield, LLC	OHI Asset HUD WO, LLC
OHI Asset (SC) Greenville Griffith, LLC	OHI Asset II (CA), LLC
OHI Asset (SC) Greenville Laurens, LLC	OHI Asset II (FL), LLC
OHI Asset (SC) Greenville North, LLC	OHI Asset II (PA) Trust
OHI Asset (SC) Greenville, LLC	OHI Asset III (PA) Trust
OHI Asset (SC) Greer, LLC	OHI Asset IV (PA) Silver Lake Trust
OHI Asset (SC) Marietta, LLC	OHI Asset RO PMM Services, LLC
OHI Asset (SC) McCormick, LLC	OHI Asset RO, LLC
OHI Asset (SC) Orangeburg, LLC	OHI Asset, LLC
OHI Asset (SC) Pickens East Cedar, LLC	OHI Mezz Lender, LLC
OHI Asset (SC) Pickens Rosemond, LLC	OHI Tennessee, Inc.
OHI Asset (SC) Piedmont, LLC	OHIMA, Inc.
OHI Asset (SC) Simpsonville SE Main, LLC	Omega TRS I, Inc.
OHI Asset (SC) Simpsonville West Broad, LLC	Orange Village Care Center, Inc.
OHI Asset (SC) Simpsonville West Curtis, LLC	Panama City Nursing Center LLC
OHI Asset (TN) Bartlett, LLC	Pavillion North Partners, Inc.
OHI Asset (TN) Collierville, LLC	Pavillion North, LLP
OHI Asset (TN) Memphis, LLC	Pavillion Nursing Center North, Inc.
OHI Asset (TX) Anderson, LLC	Pensacola Real Estate Holdings I, Inc.
OHI Asset (TX) Bryan, LLC	Pensacola Real Estate Holdings II, Inc.
OHI Asset (TX) Burleson, LLC	Pensacola Real Estate Holdings III, Inc.
OHI Asset (TX) College Station, LLC	Pensacola Real Estate Holdings IV, Inc.
OHI Asset (TX) Comfort, LLC	Pensacola Real Estate Holdings V, Inc.
OHI Asset (TX) Diboll, LLC	Skyler Boyington, Inc.
OHI Asset (TX) Granbury, LLC	Skyler Florida, Inc.
OHI Asset (TX) Hondo, LLC	Skyler Maitland LLC
OHI Asset (TX) Italy, LLC	Skyler Pensacola, Inc.
OHI Asset (TX) Winnsboro, LLC	St. Mary’s Properties, Inc.
OHI Asset (TX), LLC	Sterling Acquisition Corp.
OHI Asset (UT) Ogden, LLC	Suwanee, LLC
OHI Asset (UT) Provo, LLC	Texas Lessor – Stonegate GP, Inc.
OHI Asset (UT) Roy, LLC	Texas Lessor – Stonegate, Limited, Inc.
OHI Asset (VA) Charlottesville, LLC	Texas Lessor – Stonegate, LP
OHI Asset (VA) Farmville, LLC	The Suburban Pavilion, Inc.
OHI Asset (VA) Hillsville, LLC	Washington Lessor – Silverdale, Inc.
OHI Asset (VA) Rocky Mount, LLC	Wilcare, LLC